Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-262807, 333-262812, 333-263557, 333-262809, 333-265008, 333-262805, 333-269824, 333-269821, 333-275496, 333-269829, and 333-269351) of Equitable Financial Life Insurance Company of our report dated March 18, 2024 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 18, 2024